Exhibit 99
FOR RELEASE 3:00 P.M. CENTRAL
THURSDAY, NOVEMBER 1, 2007
Contact: John K. Bakewell
(901) 867-4527
Wright Medical Group, Inc. Reports Results for Third
Quarter Ended September 30, 2007
Company Posts 16% Global Sales Growth on Solid Performances by
All Major Product Categories and Geographies
Adjusted EPS Exceeds Communicated Outlook Range
ARLINGTON, TN — November 1, 2007 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its third quarter ended September 30, 2007.
Net sales totaled $91.4 million during the third quarter ended September 30, 2007, representing a 16% increase over net sales of $78.6 million during the third quarter of 2006. Excluding the impact of foreign currency, net sales increased 15% during the third quarter.
As previously announced, the Company is expecting to incur pretax restructuring charges totaling approximately $20 million to $25 million related to the closure of the Company’s Toulon, France operations. During the third quarter of 2007 the Company recorded $7.0 million of those pretax charges, primarily for severance and other termination benefit obligations, which are reflected in its third quarter GAAP earnings results.
For the third quarter of 2007, the Company recorded a net loss of $1.5 million, or ($0.04) per diluted share, compared to net income for the third quarter of 2006 of $3.6 million, or $0.10 per diluted share. Net loss for the third quarter of 2007 included the after-tax effects of $7.0 million of the aforementioned Toulon restructuring charges, as well as $3.9 million of non-cash stock-based compensation expense and $109,000 of acquisition-related inventory step-up amortization. Net income for the third quarter of 2006 included the after-tax effect of $3.7 million of non-cash stock-based compensation expense and a $1.5 million gain from the sale of an investment.
Excluding those previously mentioned items, third quarter net income, as adjusted, increased 24% to $6.1 million in 2007 from $4.9 million in 2006, while diluted earnings per share, as adjusted, increased 21% to $0.17 for the third quarter of 2007 from $0.14 per diluted share for the third quarter of 2006. A reconciliation of GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are very pleased with our third quarter results which approached the upper end of our sales outlook and exceeded the upper end of our adjusted earnings per share outlook. This quarter’s sales results were driven by another outstanding performance in our international business, which grew by 17% over the prior year period, and by very good performances in each one of our domestic product categories. Our extremities results reflect the continued growth in our CHARLOTTE™ Foot and Ankle System, as well as the business expansion from our second quarter acquisitions of the Darco line of foot and ankle reconstruction products and the R&R Medical external fixation line of products. Our domestic biologics performance is already exhibiting the impact of the third quarter launch of our PRO-DENSE™ Injectable Regenerative Graft. Additionally, we are pleased by the performance of our large joint reconstructive franchise which reported third quarter growth of 10% both domestically and worldwide. ”

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Mr. Henley continued, “Our operating results this quarter reflect our continued efforts to create leverage in our business model, as demonstrated by the expansion in our adjusted operating margin this quarter despite the investments associated with our second quarter acquisitions. As we head into the fourth quarter of 2007, we anticipate exiting the year well-positioned to achieve a 2008 financial performance that meets our corporate objective of low- to mid-teens sales growth while generating solid operating margin expansion and significant bottom line growth.”
Sales Review
Globally, the Company experienced growth across all of its major product lines during the third quarter of 2007. Specifically, global net sales of the Company’s extremity, biologics, hip, and knee product lines increased by 45%, 14%, 12% and 9%, respectively, when compared to the third quarter of 2006.
Domestic sales totaled $58.0 million during the third quarter of 2007, representing growth of 16% compared to the prior year. Third quarter domestic sales of the Company’s extremity, biologics, hip, and knee product lines reflected growth of 37%, 15%, 11% and 8%, respectively.
International sales, as reported, were $33.4 million for the third quarter of 2007, representing an increase of 17% compared to prior year. The Company’s international sales results for the third quarter included a favorable foreign currency impact totaling approximately $1.1 million. Excluding the impact of foreign currency, international sales increased by 13% during the third quarter of 2007.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the fourth quarter of 2007, exclude the effect of possible future acquisitions, other material future business developments, and the impact of recording non-cash stock-based compensation, restructuring charges and acquisition-related inventory step-up amortization.
The Company has narrowed its sales target for the full year 2007 to a range of $382 million to $385 million. This sales target represents annualized growth between approximately 13% and 14%. The Company has also narrowed its previously-communicated full year 2007 as-adjusted earnings per share outlook to $0.75 to $0.77, representing annualized growth between approximately 17% and 20%.
The Company’s anticipated targets for the fourth quarter of 2007 for net sales are in the range of $98 million to $101 million, representing a sales growth objective of 13% to 17% for the quarter, with earnings per share results ranging from $0.23 to $0.25 per diluted share, as adjusted.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges. While the amount of such non-cash charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of expenses associated with FAS 123R will range from $0.34 to $0.35 per diluted share for the full year 2007 and $0.08 to $0.09 per diluted share for the fourth quarter of 2007.
The Company continues to estimate that the total pre-tax charges related to the closing of the Toulon facilities will be in the range of approximately $20 million to $25 million. The majority of the remaining $5 million to $10 million of restructuring charges will likely be recorded in the fourth quarter of 2007.

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The Company also reiterates its stated long-term outlook for the business, which calls for percentage annualized net sales growth in the low- to mid-teens and percentage operating income growth in excess of the respective annualized net sales growth. The Company’s preliminary outlook for 2008 is consistent with this stated range of long-term objectives, with 2008 constant currency net sales growth rates anticipated within a range of 12% to 15%, and with both operating income and earnings per share growth exceeding the rate of net sales growth. The Company intends to communicate defined ranges of net sales and profitability objectives for 2008 and to assist investors in further developing their financial models during a financial guidance conference call to be held after the Company has completed its 2008 budget preparation process. The call is scheduled to be held at 3:30 p.m. (Central Time) on Tuesday, December 11, 2007. Dial-in and webcast access instructions will be provided in advance of the call.
The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 800-896-8445 (domestic) or 785-830-1916 (international). To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 7:30 p.m. (Central Time) today and continuing until 12:00 a.m. (Central Time) on November 8, 2007. To hear this replay, dial 888-203-1112 (domestic) or 719-457-0820 (international) and enter the registration number 3413619. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, restructuring charges, and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

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Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2006, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Net sales	$91,399	$78,637	$283,694	$252,385
Cost of sales	24,268	22,517	80,003	72,245

Gross profit	67,131	56,120	203,691	180,140
Operating expenses:
Selling, general and administrative	54,573	45,494	164,806	143,396
Research and development	7,151	6,175	22,106	19,994
Amortization of intangible assets	968	987	2,793	3,254
Restructuring charges	6,966	—	14,505	—

Total operating expenses	69,658	52,656	204,210	166,644

Operating (loss) income	(2,527)	3,464	(519)	13,496
Interest income, net	(361)	(570)	(1,364)	(1,188)
Other (income) expense, net	(10)	(1,550)	45	(1,483)

(Loss) income before income taxes	(2,156)	5,584	800	16,167
Provision for income taxes	(634)	1,979	1,223	7,503

Net (loss) income	$(1,522)	$3,605	$(423)	$8,664

Net (loss) income per share, basic	$(0.04)	$0.10	$(0.01)	$0.25

Net (loss) income per share, diluted	$(0.04)	$0.10	$(0.01)	$0.25

Weighted-average number of common shares outstanding, basic	35,981	34,420	35,641	34,289

Weighted-average number of common shares outstanding, diluted	35,981	35,460	35,641	35,319

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2007	2006	change	2007	2006	change
Geographic
Domestic	$58,045	$50,214	15.6%	$172,750	$157,789	9.5%
International	33,354	28,423	17.3%	110,944	94,596	17.3%

Total net sales	$91,399	$78,637	16.2%	$283,694	$252,385	12.4%

Product Line
Hip products	$30,914	$27,645	11.8%	$99,888	$90,588	10.3%
Knee products	23,727	21,805	8.8%	75,011	71,199	5.4%
Biologics products	18,024	15,835	13.8%	56,136	47,930	17.1%
Extremity products	15,676	10,803	45.1%	43,349	33,262	30.3%
Other	3,058	2,549	20.0%	9,310	9,406	(1.0%)

Total net sales	$91,399	$78,637	16.2%	$283,694	$252,385	12.4%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$33,354	$91,399	$110,944	$283,694
Currency impact as compared to prior period	(1,132)	(1,132)	(3,498)	(3,498)

Net sales, excluding the impact of foreign currency	$32,222	$90,267	$107,446	$280,196

Wright Medical Group, Inc.
Reconciliation of Non-GAAP Results of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Operating Income
Operating (loss) income, as reported	$(2,527)	$3,464	$(519)	$13,496
Reconciling items impacting Gross Profit:
Inventory step-up amortization	109	—	309	—
Non-cash, stock-based compensation	530	258	1,563	487

Total	639	258	1,872	487
Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,936	2,845	8,830	8,007
Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	399	556	2,016	1,627
Other Reconciling Items:
Restructuring charges	6,966	—	14,505	—

Operating income, as adjusted	$8,413	$7,123	$26,704	$23,617

Operating income, as adjusted, as a percentage of net sales	9.2%	9.1%	9.4%	9.4%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Net Income
Net (loss) income, as reported	$(1,522)	$3,605	$(423)	$8,664
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,865	3,659	12,409	10,121
Inventory step-up amortization	109	—	309	—
Restructuring charges	6,966	—	14,505	—
Gain on sale of investment	—	(1,499)	—	(1,499)

Total	10,940	2,160	27,223	8,622
Tax effect of reconciling items:
Non-cash, stock-based compensation	(912)	(918)	(2,995)	(2,149)
Inventory step-up amortization	(43)	—	(121)	—
Restructuring charges	(2,359)	—	(4,885)	—
Gain on sale of investment	—	95	—	95

Total	(3,314)	(823)	(8,001)	(2,054)

Net income, as adjusted	$6,104	$4,942	$18,799	$15,232

Net Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.04)	$0.10	$(0.01)	$0.25
Non-cash, stock-based compensation	0.08	0.08	0.26	0.23
Inventory step-up amortization	0.00	—	0.00	—
Restructuring charges	0.13	—	0.27	—
Gain on sale of investment	—	(0.04)	—	(0.04)

Net income, as adjusted, per diluted share	$0.17	$0.14	$0.52	$0.43

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Effective tax rate, as reported	29.4%	35.4%	152.9%	46.4%
Non-cash, stock-based expense	(5.4%)	(9.9%)	(7.0%)	(12.0%)
Step-up amortization	0.0%	—	0.0%	—
Restructuring charges	6.5%	—	(113.0%)	—
Gain on sale of investment	—	10.7%	—	4.2%

Effective tax rate, as adjusted	30.5%	36.2%	32.9%	38.6%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$42,873	$57,939
Marketable securities	14,200	30,325
Accounts receivable, net	85,275	72,476
Inventories	110,972	86,157
Prepaid expenses and other current assets	38,250	32,825

Total current assets	291,570	279,722

Property, plant and equipment, net	93,630	86,265
Intangible assets, net	36,654	17,795
Other assets	38,662	25,620

Total assets	$460,516	$409,402

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,170	$17,049
Accrued expenses and other current liabilities	60,631	41,366
Current portion of long-term obligations	647	1,001

Total current liabilities	78,448	59,416

Long-term obligations	539	723
Other liabilities	6,382	13,439

Total liabilities	85,369	73,578

Stockholders’ equity	375,147	335,824

Total liabilities and stockholders’ equity	$460,516	$409,402